EXHIBIT 99.1

Structured Products Corp.

Corporate-Backed Trust Securities (CorTS)

CorTS Trust II For BellSouth Debentures

CUSIP:	22081C208
Symbol:	KCH

FOR IMMEDIATE RELEASE:

February 12, 2007

NEW YORK, NEW YORK –CorTS Trust II For BellSouth Debentures (New York Stock Exchange Ticker Symbol “KCH”), announced today its intention to seek approval from the New York Stock Exchange (the “Exchange”) and the Securities and Exchange Commission (the “Commission”) to terminate and strike from listing and registration on the Exchange the CorTS Trust II For BellSouth Debentures, Corporate-Backed Trust Securities (CorTS) Certificates.

On January 9, 2007, the Exchange filed with Commission a notice that it has complied with its rules to strike all classes of bonds of BellSouth Corporation and / or its predecessor or co-obligor subsidiaries BellSouth Telecommunications, Inc. and BellSouth Capital Funding Corporation from listing and registration on the Exchange. The Exchange subsequently delisted such securities and on January 24, 2007, BellSouth Telecommunications, Inc. filed a Form 15 with the Commission to terminate its reporting obligations under the Securities Exchange Act of 1934, as amended.

As a result of such termination of reporting by BellSouth Corporation and BellSouth Telecommunications, Inc., it will not be possible to continue the listing of the CorTS Certificates identified above on the Exchange.

Contact:

US. Bank Trust National Association	Janet O’Hara, 212-361-2527